Exhibit 5.1
[Westmoreland Letterhead]
June 21, 2007
Westmoreland Coal Company
14th Floor, 2 North Cascade Avenue
Colorado Springs, CO 80903
Re:     Westmoreland Coal Company — Registration Statement on Form S-1
Ladies and Gentlemen:
     I am the General Counsel and Secretary of Westmoreland Coal Company, a Delaware corporation (the “Company”), and have acted as counsel to the Company in connection with the registration by the Company of non-transferable subscription rights (the “Rights”) to be distributed in connection with a rights offering (the “Rights Offering”) by the Company to the holders of record of its common stock, par value $2.50 per share (the “Common Stock”), and up to 5,810,000 shares (the “Shares”) of the Common Stock issuable upon the exercise of the Rights.
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).
     In my capacity as counsel, and in connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement on Form S-1 to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Act on the date hereof (the “Registration Statement”), the Company’s Restated Certificate of Incorporation and Bylaws, and all such other documents relating to the Company as I have deemed relevant and necessary for the purposes of this opinion.
     In my examination, I have assumed the authenticity of all documents submitted to me as originals, the conformity with the originals of all documents submitted to me as copies or facsimiles, the genuineness of all signatures, and the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company.
     I express no opinion herein with respect to the laws of any state or jurisdiction other than the state laws of the State of New York, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America, and I express no opinion as to the effect of any other laws on the opinion stated herein.

     Based upon and subject to the foregoing, I am of the opinion that:
     1. Subject to the approval of the stockholders of the Company, the issuance of the Rights has been duly authorized by the Company, and when the Registration Statement becomes effective under the Act and the Rights are distributed to the holders of the Common Stock as contemplated in the Registration Statement, the Rights will be validly issued and the binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforcement may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws now or hereafter in effect relating to creditor’s rights generally and (b) general principles of equity.
     2. The issuance and sale of the Shares upon exercise of the Rights have been duly authorized by the Company, and when (a) the Registration Statement becomes effective under the Act, and (b) the holders of the Rights have complied with the terms of the Rights in connection with the exercise thereof, including the payment of the exercise price thereof, the Shares issued to such holders will be validly issued, fully paid, and nonassessable.
     I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to me under the heading “Legal Matters” in the Prospectus constituting part of the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Roger D. Wiegley
Roger D. Wiegley
General Counsel and Secretary